Owens & Minor Announces Preliminary Second Quarter Results
•Company raises earnings guidance for full-year 2020
•2nd Quarter earnings release and conference call scheduled for August 4, 2020

RICHMOND, VA – July 21, 2020 – Owens & Minor, Inc. (NYSE-OMI) today announced preliminary financial results for the second quarter of 2020 that are expected to benefit from improved productivity and increased manufacturing output in response to unprecedented demand for personal protective equipment, an earlier than expected increase in elective procedures across much of the country, favorable product mix, and operating efficiencies.

Owens & Minor expects to report GAAP net income (loss) per share from continuing operations for the second quarter of 2020 to be in a range of ($0.02) to $0.00 and adjusted net income per share (non-GAAP) to be in a range of $0.18 to $0.20. A reconciliation of the difference between the non-GAAP financial measure and the most directly comparable GAAP financial measure is included in the table below.

Additionally, the Company is revising its outlook for full-year adjusted net income from $0.50 to $0.60 per share on a constant currency basis to adjusted net income of $1.00 to $1.20 per share. The Company expects that foreign currency will have a minimal impact on adjusted net income per share for the full year.
Owens & Minor plans to release financial results for the second quarter of 2020 on Tuesday, August 4, 2020, after the market closes on the New York Stock Exchange. Later that same afternoon, the Company will host a conference call at 4:30 p.m. EDT to discuss the results. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is 3127986. A webcast of the event will be available on www.owens-minor.com under the Investor Relations section.

Preliminary Financial Data
These preliminary financial results contain the Company's preliminary estimates of certain financial results for the second quarter of 2020, based on currently available information. The Company has not yet finalized its results for this period and its consolidated financial statements as of and for the quarter ended June 30, 2020 are not currently available. The Company's actual results remain subject to the completion of the quarter-end closing process, which includes review by management and the Company's board of directors, including the audit committee. While carrying out such procedures, the Company may identify items that require it to make adjustments to the preliminary estimates of its results set forth therein. As a result, the Company's actual results could be different from those set forth therein and the differences could be material. Therefore, a reader should not place undue reliance on these preliminary estimates of the Company's results. The preliminary estimates of the Company's results included therein have been prepared by, and are the responsibility of, the Company's management. The Company's independent auditors have not audited, reviewed or compiled such preliminary estimates of the Company's results. Accordingly, KPMG LLP expresses no opinion or any other form of assurance with respect thereto. The preliminary estimates of certain financial results presented herein should not be considered a substitute for the information to be filed with the SEC in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 once it becomes available.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2020 financial performance, the impact of COVID-19 on the Company’s results and operations, as well as other statements related to the Company’s expectations regarding the performance of its business and improvement of operational performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

GAAP/Non-GAAP Reconciliations (unaudited)
This release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). In general, the measures exclude items and charges that (i) management does not believe reflect the Company’s core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

The following table provides a reconciliation of expected income (loss) from continuing operations per diluted common share to non-GAAP measures used by management.

	Three Months Ended June 30, 2020
	Low	High

Income (loss) from continuing operations per diluted common share, as reported (GAAP)	$(0.02)	$—
Intangible amortization	0.18	0.18
Acquisition-related and exit and realignment charges	0.10	0.10
Gain on extinguishment and modification of debt	(0.03)	(0.03)
Other (1)	(0.05)	(0.05)
Income from continuing operations per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$0.18	$0.20
(1) Other includes interest costs and net actuarial losses related to the U.S. Retirement Plan of $0.01 and gain from the surrender of company-owned life insurance policies of $(0.06).

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company with integrated technologies, products, and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. With approximately 15,400 dedicated teammates serving healthcare industry customers in 70 countries, Owens & Minor helps to reduce total costs across the supply chain by optimizing episode and point-of-care performance, freeing up capital and clinical resources, and managing contracts to optimize financial performance. A FORTUNE 500 company, Owens & Minor was founded in 1882 in Richmond, Virginia, where it remains headquartered today. The Company has distribution, production, customer service and sales facilities located across the Asia Pacific region, Europe, Latin America, and North America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Contact

Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, Chuck.Graves@owens-minor.com

SOURCE: Owens & Minor